UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 8, 2022
2seventy bio, Inc.
(Exact name of registrant as specified in its charter)
_____________________________________________________________

Delaware	001-40791	86-3658454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Binney Street, Cambridge, MA		02142
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (339) 499-9300
Not Applicable
(Former name or former address, if changed since last report)
_____________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TSVT	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

On June 8, 2022, 2seventy bio, Inc. (the “Company”) held its previously announced Annual Meeting of Stockholders (the “Annual Meeting”), at which a quorum was present. At the Annual Meeting, the stockholders of the Company voted on the following proposals: (i) the election of each of Nick Leschly and Ramy Ibrahim, M.D. as Class I members of the Board of Directors to serve until the Company’s 2025 annual meeting of stockholders (“Proposal 1”), and (ii) the ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022 (“Proposal 2”). As of April 11, 2022, the record date for the Annual Meeting, 37,615,797 shares of the Company’s common stock were issued and outstanding. A summary of the matters voted upon by stockholders at the Annual Meeting is set forth below:
1. The Company’s stockholders re-elected the two persons listed below as Class I directors, pursuant to Proposal 1. The voting results were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Nick Leschly	18,883,860	2,934,344	2,761,239
Ramy Ibrahim, M.D.	20,893,360	924,844	2,761,239

2. The Company’s stockholders approved Proposal 2. The voting results were as follows:

Votes For	Votes Against	Abstentions
24,531,861	29,588	17,994

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2seventy bio, Inc.

Dated: June 13, 2022	By:	/s/ Nick Leschly
Name: Nick Leschly
Title: Chief Executive Officer